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                                                                  Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 1995, appearing in the Prospectus, which is part of Registration Statement No. 333-05183 filed on Form S-1 of Metro One Telecommunications, Inc. (formerly Metro One Direct Information Services, Inc.).


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Portland, Oregon
January 23, 1997